Exhibit 1.1

EXECUTION VERSION

Washington Federal, Inc.

12,000,000 Depositary Shares

Each Representing a 1/40th Interest in a Share of

4.875% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A, Par Value $1.00 Per Share

Underwriting Agreement

February 1, 2021

Morgan Stanley & Co. LLC

BofA Securities, Inc.

UBS Securities LLC

Wells Fargo Securities, LLC

As Representatives of the several Underwriters

named in Schedule I hereto

c/o	Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Ladies and Gentlemen:

Washington Federal, Inc., a Washington corporation (the “Company”), proposes to issue and sell to the several underwriters named on Schedule I hereto (the “Underwriters”), for which Morgan Stanley & Co. LLC, BofA Securities, Inc., UBS Securities LLC and Wells Fargo Securities, LLC are acting as representatives (the “Representatives”), 12,000,000 depositary shares (the “Depositary Shares”), each representing a 1/40th ownership interest in a share of its 4.875% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A, par value $1.00 per share and liquidation preference $1,000 per share (the “Preferred Stock”). The Preferred Stock will have terms and provisions set forth in a certificate of designations (the “Certificate of Designations”) to be filed by the Company with the Secretary of State of Washington, which are summarized in the Disclosure Package as of the Applicable Time and the Prospectus dated as of the date hereof (each as defined in Section 1(a) hereof).

Shares of the Preferred Stock will, when issued, be deposited by the Company against delivery of depositary receipts (the “Depositary Receipts”) to be issued by American Stock Transfer & Trust Company, LLC (the “Depositary”) under a deposit agreement (the “Deposit Agreement”), to be dated as of February 8, 2021, among the Company, the Depositary and the holders from time to time of the Depositary Receipts issued thereunder. Each Depositary Receipt will evidence one or more Depositary Shares. The Preferred Stock and the Depositary Shares are herein collectively referred to as the “Securities.”

This agreement (this “Agreement”) is to confirm the agreement concerning the purchase of the Depositary Shares from the Company by the Underwriters.

1. The Company represents and warrants to, and agrees with, each Underwriter that:

(a) An “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) on Form S-3 in respect of the Securities (File No. 333-252519) (i) has been prepared by the Company in conformity with the requirements of the Securities Act, and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, (ii) has been filed with the Commission under the Securities Act not earlier than the date that is three years prior to the Time of Delivery (as defined in Section 3 hereof) and (iii) upon its filing with the Commission, automatically became and is effective under the Securities Act. Copies of such registration statement and any amendment thereto (excluding exhibits to such registration statement but including all documents incorporated by reference in each prospectus contained therein) have been delivered by the Company to the Representatives; and no other document with respect to such registration statement or any such document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission. For purposes of this Agreement, the following terms have the specified meanings:

“Applicable Time” means 4:02 p.m. (New York City time) on the date of this Agreement;

“Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time and identified on Schedule II hereto, other than a road show that is an Issuer Free Writing Prospectus under Rule 433 of the Rules and Regulations;

“Effective Date” means any date as of which any part of the Registration Statement or any post-effective amendment thereto relating to the Securities became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations (including pursuant to Rule 430A of the Rules and Regulations);

“Final Term Sheet” means the term sheet prepared pursuant to Section 4(a) of this Agreement and substantially in the form attached in Schedule III hereto;

“Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Securities, including the Final Term Sheet;

“Preliminary Prospectus” means any preliminary prospectus relating to the Securities included in the Registration Statement or as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and provided to the Representatives for use by the Underwriters;

“Prospectus” means the final prospectus relating to the Securities as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and provided to the Representatives for use by the Underwriters; and

“Registration Statement” means, collectively, the various parts of the above-referenced registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.

Any reference to the “most recent Preliminary Prospectus” will be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) of the Rules and Regulations prior to or on the date hereof (including, for purposes of this Agreement, any documents incorporated by reference therein prior to or on the date of this Agreement). Any reference to any Preliminary Prospectus or the Prospectus will be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus will be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement will be deemed to include any annual report of the Company on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement;

(b) The Commission has not issued any order preventing or suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus; and no proceeding for any such purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been instituted or threatened by the Commission. The Commission has not issued any order directed to any document incorporated by reference in the most recent Preliminary Prospectus or the Prospectus, and no proceeding has been instituted or threatened by the Commission with respect to any document incorporated by reference in the most recent Preliminary Prospectus or the Prospectus. The Commission has not notified the Company of any objection to the use of the form of the Registration Statement;

(c) The Company has been, and continues to be, a “well-known seasoned issuer” (as defined in Rule 405 of the Rules and Regulations) and has not been, and continues not to be, an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations), in each case at all times relevant under the Securities Act in connection with the offering of the Securities;

(d) The Registration Statement conformed on the Effective Date and conforms, and any amendment to the Registration Statement filed after the date hereof will conform, in all material respects to the requirements of the Securities Act and the Rules and Regulations. The most recent Preliminary Prospectus conforms on the date hereof, and the Prospectus, and any amendment or supplement thereto, will conform as of its date and as of the Time of Delivery, in all material respects to the requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in the most recent Preliminary Prospectus or the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects, to the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations, and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform, in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations; and no such documents have been filed with the Commission since the close of business of the Commission on the Business Day immediately prior to the date hereof;

(e) The Registration Statement did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein (which information is specified in Section 8(e) hereof);

(f) The Disclosure Package did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein (which information is specified in Section 8(e) hereof);

(g) The Prospectus, and any amendment or supplement thereto, will not, as of its date and on the Time of Delivery, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein (which information is specified in Section 8(e) hereof);

(h) The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents incorporated by reference therein will not, when filed with the Commission, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(i) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the most recent Preliminary Prospectus and the Prospectus; and, since the respective dates as of which information is given in the most recent Preliminary Prospectus and the Prospectus and except as otherwise set forth therein, there has not been any change in the capital stock or long-term debt (other than (i) issuances of capital stock in the ordinary course of business pursuant to the Company’s employee benefits plans, (ii) upon repayment of long-term debt in accordance with its terms, and (iii) repurchases of the Company’s Common Stock, par value $1.00 per share, in accordance with the Company’s share repurchase plan authorized by its Board of Directors) of the Company or any of its subsidiaries or any material adverse change or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or otherwise, results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the most recent Preliminary Prospectus and the Prospectus;

(j) The Company and its subsidiaries have good and marketable title to all real property owned by them and have good title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except (i) such as are described in the most recent Preliminary Prospectus and the Prospectus or (ii) such as would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under leases by the Company and its subsidiaries that are material to their businesses, considered as one enterprise, are held by them under valid, subsisting and enforceable leases with such exceptions that do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(k) The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Washington, with power and authority (corporate and other) to own its properties and conduct its business as described in the most recent Preliminary Prospectus and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

(l) Each “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X promulgated by the Commission) of the Company (each, a “Significant Subsidiary” and, collectively, the “Significant Subsidiaries”) has been duly incorporated or organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or other organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the most recent Preliminary Prospectus and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction. Washington Federal Bank, National Association (the “Bank Subsidiary”) is a national banking association formed under the laws of the United States and authorized thereunder to transact in the business of banking. The Bank Subsidiary is a member in good standing of the applicable Federal Home Loan Bank. The Bank Subsidiary is “well-capitalized” as that term is defined at 12 CFR part 6. The only Significant Subsidiary of the Company is the Bank Subsidiary;

(m) The Company has an authorized capitalization as set forth in the most recent Preliminary Prospectus and the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights and, except as set forth in the most recent Preliminary Prospectus and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for capital stock or other ownership interests in the Company are outstanding; and all of the issued shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(n) The Certificate of Designations conforms in all material respects to the description thereof contained in the most recent Preliminary Prospectus and the Prospectus;

(o) The Preferred Stock has been duly authorized by the Company and, when issued and delivered and paid for as provided herein and in the Deposit Agreement, will be duly and validly issued, fully paid and non-assessable and will have the rights set forth in the Certificate of Designations; the Depositary Shares have been duly authorized by the Company and, when issued and delivered and paid for and when the Depositary Receipts have been duly executed and delivered by the Depositary as provided herein and in the Deposit Agreement, will be duly and validly issued and will be entitled to the rights under, and the benefits of, the Deposit Agreement; all corporate action required to be taken for the authorization, issuance and sale of the Securities has been validly and sufficiently taken; and the Securities conform, or will conform, in all material respects to the description thereof contained in the most recent Preliminary Prospectus and the Prospectus;

(p) The Certificate of Designations, the proposed form of which has been furnished to you, will have been duly filed with the Secretary of State of Washington, on or before the Time of Delivery;

(q) This Agreement has been duly authorized, executed and delivered by the Company;

(r) The Deposit Agreement has been duly authorized and, when duly executed and delivered by the Company and the Depositary, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles;

(s) The execution and delivery of this Agreement and the Deposit Agreement, the issue and sale of the Securities, the execution and filing of the Certificate of Designations and the consummation of the transactions contemplated herein and therein, have been duly authorized by all necessary corporate action and when executed by the Company and the other parties thereto will not conflict with or result in any breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any security interest, lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries, pursuant to any indenture, mortgage, deed of trust, loan agreement, contract or other agreement or instrument to which the Company or any Significant Subsidiary is a party or by which the Company or any Significant Subsidiary may be bound or to which any of the property or assets of the Company or any Significant Subsidiary is subject, except as shall not constitute a material adverse effect on the Company and its subsidiaries or the ability of the Company to enter into and perform its obligations under, or consummate the transactions contemplated in, this Agreement, nor will such action result in any violation of the provisions of the Restated Articles of Incorporation (as amended, including the Certificate of Designations) or the Amended and Restated Bylaws of the Company or the charter or bylaws or other constituent documents of any Significant Subsidiary or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any Significant Subsidiary or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution and delivery of this Agreement or the Deposit Agreement, the execution and filing of the Certificate of Designations or the consummation by the Company of the transactions contemplated by this Agreement, the Deposit Agreement or the Securities, except the filing of the Certificate of Designations and such as have been, or will have been obtained or received prior to the Time of Delivery and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

(t) Neither the filing of the Registration Statement, the most recent Preliminary Prospectus or the Prospectus nor the offer or sale of the Securities as contemplated by this Agreement or the Deposit Agreement gives rise to any rights, other than those which have been duly waived or satisfied, for or relating to the registration of any securities of the Company;

(u) There is no contract or document required to be described in the Registration Statement, any Preliminary Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement or to a document incorporated by reference into the Registration Statement, any Preliminary Prospectus or the Prospectus which is not described or filed as required;

(v) Neither the Company nor any of its affiliates has taken or will take any action which is designed to or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities;

(w) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds therefrom as described under “Use of Proceeds” in each of the most recent Preliminary Prospectus and the Prospectus will not be, an “investment company”, or an entity “controlled” by an “investment company”, as such terms are defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”);

(x) The statements set forth in the most recent Preliminary Prospectus and the Prospectus under the caption “Description of the Series A Preferred Stock” and “Description of Depositary Shares” insofar as they purport to constitute a summary of the terms of the Securities, and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

(y) The Company is not in violation of its Restated Articles of Incorporation (as amended, including the Certificate of Designations) or Amended and Restated Bylaws and each Significant Subsidiary of the Company is not in violation of its charter or bylaws or other constituent documents. Neither the Company nor any Significant Subsidiary is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which, individually or in the aggregate, would reasonably be expected to result in any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole;

(z) There is not pending or, to the Company’s knowledge, threatened, any actions, suits or proceedings to which the Company or any of its subsidiaries is a party, before or by any court or governmental agency or body, which, (i) except as set forth or contemplated in the most recent Preliminary Prospectus and the Prospectus, taking into account the likelihood of the outcome, the damages or other relief sought and other relevant factors, individually and in the aggregate, would reasonably be expected to result in any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, or (ii) is required to be disclosed in the most recent Preliminary Prospectus and the Prospectus and is not disclosed;

(aa) The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended; and the Company and the Significant Subsidiaries are in substantial compliance with, and conduct their respective businesses in substantial conformity with, all applicable laws and governmental regulations governing bank holding companies, banks and subsidiaries of bank holding companies, respectively, including all laws administered by the regulations of the Office of the Comptroller of the Currency (the “OCC”), the Federal Deposit Insurance Corporation (“FDIC”), the Consumer Financial Protection Bureau (the “CFPB”), except for those certain Consent Orders relating to the Bank’s HMDA reporting obligations with the CFPB, dated October 9, 2013 and October 27, 2020, and the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) and any other federal or state bank regulatory authorities (collectively with the OCC, the FDIC, the CFPB and the Federal Reserve Board, the “Bank Regulatory Authorities”) with jurisdiction over the Company or any of its subsidiaries to the extent such laws or regulations apply to the Company or any of its subsidiaries; except as otherwise disclosed in the Registration Statement, the Prospectus and the Disclosure Package, neither the Company nor any of its subsidiaries is a party to any written agreement or memorandum of understanding with, or is subject to any order or directive by, or has adopted any board resolutions at the request of, any Bank Regulatory Authority which restricts the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management, provided that the Company makes no representation with respect to confidential supervisory information (as defined in 12 C.F.R. § 261.2(c)), which, under applicable law and regulation, the Company may not address in this representation); the deposit accounts of the Bank Subsidiary are insured with the FDIC up to applicable limits to the fullest extent permitted by law; no proceeding for the termination or revocation of such insurance is pending or, to the knowledge of the Company, threatened. The Company is “well capitalized” as that term is defined at 12 CFR part 225; ;

(bb) Deloitte & Touche LLP, who has expressed its opinion with respect to certain consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020, and who has audited the effectiveness of the Company’s internal control over financial reporting as of September 30, 2020, is an independent registered public accounting firm as required by the Securities Act and the Rules and Regulations and the rules and regulations of the Public Company Accounting Oversight Board;

(cc) The financial statements (including the related notes and supporting schedules) included or incorporated by reference in the most recent Preliminary Prospectus and the Prospectus present fairly the financial condition, results of operations and changes in financial position of the Company and its subsidiaries at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved and comply as to form in all material respects with the Rules and Regulations;

(dd) There is, and has been, no failure on the part of the Company or, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith;

(ee) Each of the Company and its subsidiaries maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto. The Company’s internal control over financial reporting is effective in all material respects, and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(ff) Since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(gg) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; and such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(hh) The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Prospectus and the most recent Preliminary Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(ii) None of the Company or its subsidiaries or, to the knowledge of the Company, any director, officer, employee, affiliate, agent or representative of the Company or of any of its subsidiaries has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to (i) any “foreign official” (as such term is defined in the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”)) in contravention of the FCPA or (ii) any comparable person under the applicable anti-corruption statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency; and the Company and its subsidiaries, and, to the knowledge of the Company and its subsidiaries, its and their other affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to achieve compliance with such laws and with the representation and warranty contained herein;

(jj) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with the requirements of applicable anti-money laundering, anti-terrorist financing and “know your customer” laws, rules and regulations, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering, anti-terrorist financing and “know your customer” laws of the various jurisdictions in which the Company and its subsidiaries conduct business (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except for that certain Stipulation and Consent to the Issuance of a Consent Order with the OCC, dated February 28, 2018;

(kk) Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or other relevant sanctions authority (collectively, “Sanctions”), and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions;

(ll) Except as would not, individually or in the aggregate, result in or reasonably be expected to result in any material adverse change in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, to the best knowledge of the Company, the Company and each of its subsidiaries have complied and are presently in compliance with all internal and external privacy policies, contractual obligations, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to the privacy and security of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations,” and such data, “Data”); the Company and its subsidiaries have not received any notification of or complaint regarding and are unaware of any other facts that, individually or in the aggregate would reasonably indicate material non-compliance with any Data-Security Obligation; and there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or threatened alleging any material non-compliance with any Data Security Obligation;

(mm) Except as otherwise disclosed in the Registration Statement, the Prospectus and the Disclosure Package, (i) the Company and its subsidiaries have used commercially reasonable efforts to establish and maintain, and have established, maintained and implemented reasonable controls, policies and procedures that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any of the Company’s and its subsidiaries’ information technology systems or Data used in connection with the operation of the Company’s and its subsidiaries’ businesses that would reasonably be expected to result in any material adverse change in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole (“Breach”); (ii) to the best knowledge of the Company and its subsidiaries, there has been no such Breach; and (iii) the Company and its subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in any such Breach; and

(nn) Except as otherwise disclosed in the Registration Statement or would not reasonably be expected to result in a material adverse change in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole (i) the Company and its subsidiaries and any “employee benefit plan” (as defined under Section 3(3) of the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder) established or maintained by the Company, its subsidiaries or their ERISA Affiliates (as defined below) (a “Plan”) is in compliance with ERISA and, to the knowledge of the Company, each “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) to which the Company, its subsidiaries or an ERISA Affiliate contributes is in compliance with ERISA and no “reportable event” (as defined under Section 4043(c) of ERISA) has occurred or is reasonably expected to occur with respect to any Plan; (ii) neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (A) Title IV of ERISA or (B) Sections 412, 4971, 4975 or 4980B of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder); (iii) there has been no non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violation of the fiduciary responsibility rules with respect to any Plan; and (iv) with respect to each Plan that is subject to the funding rules of Section 412 of the Code and Section 302 of ERISA, no failure to satisfy the minimum funding standards under Section 412 of the Code or Section 302 of ERISA, whether or not waived, has occurred or is reasonably expected to occur. “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company or a subsidiary of the Company, is treated as a single employer under Section 414(b) or (c) of the Code.

For purposes of this Section 1, as well as for Section 7 hereof, references to “the most recent Preliminary Prospectus and the Prospectus” or “the Disclosure Package and the Prospectus” are to each of the most recent Preliminary Prospectus or the Disclosure Package, as the case may be, and the Prospectus as separate or stand-alone documentation (and not the most recent Preliminary Prospectus or the Disclosure Package, as the case may be, and the Prospectus taken together), so that representations, warranties, agreements, conditions and legal opinions will be made, given or measured independently in respect of each of the most recent Preliminary Prospectus or the Disclosure Package, as the case may be, and the Prospectus.

2. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $24.6875 per Depositary Share for the 7,880,000 Depositary Shares sold to institutional investors and $24.2125 per Depositary Share for the 4,120,000 Depositary Shares sold to retail investors, the number of Depositary Shares set forth opposite the name of such Underwriter in Schedule I hereto.

3. (a) The Company will deliver the Depositary Shares to the Representatives, against payment by the Representatives of the purchase price therefor by wire transfer of Federal (same day) funds to an account designated by the Company, by causing the Depositary to register the Depositary Shares in global book entry form in the name of Cede & Co., or such other nominee as The Depository Trust Company (“DTC”) may designate, and shall cause DTC to credit the Depositary Shares to the accounts of the Representatives at DTC. The Company will cause the receipt representing the Depositary Shares to be issued in book-entry form to be made available to the Representatives for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment with respect to the Depositary Shares, shall be 9:30 a.m., New York City time, on February 8, 2021 or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Depositary Shares is herein called the “Time of Delivery”.

(b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Depositary Shares and any additional documents requested by the Representatives pursuant to Section 7(g) hereof, will be delivered, and the Depositary Shares will be delivered, all at the Time of Delivery. An in-person or telephonic meeting will be held on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 3, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

4. The Company agrees with the Underwriters that:

(a) The Company (i) will prepare the Prospectus in a form approved by the Representatives and file the Prospectus pursuant to Rule 424(b) of the Rules and Regulations within the time period prescribed by such Rule; (ii) will not file any amendment or supplement to the Registration Statement or the Prospectus or file any document under the Exchange Act before the termination of the offering of the Securities by the Underwriters if such document would be deemed to be incorporated by reference into the Prospectus, which filing is not consented to by the Representatives after reasonable notice thereof (such consent not to be unreasonably withheld or delayed); (iii) will advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement, the most recent Preliminary Prospectus or the Prospectus has been filed and will furnish the Representatives with copies thereof; (iv) will prepare the Final Term Sheet, substantially in the form of Schedule III hereto and approved by the Representatives and file the Final Term Sheet pursuant to Rule 433(d) of the Rules and Regulations within the time period prescribed by such Rule; (v) will advise the Representatives promptly after it receives notice thereof, of the issuance by the Commission or any state or other regulatory body of any stop order or any order suspending the effectiveness of the Registration Statement, suspending or preventing the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or suspending the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceedings for any such purpose or pursuant to Section 8A of the Securities Act, of receipt by the Company from the Commission of any notice of objection to the use of the Registration Statement or any post-effective amendment thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and (vi) will use its best efforts to prevent the issuance of any stop order or other such order or any such notice of objection and, if a stop order or other such order is issued or any such notice of objection is received, to obtain as soon as possible the lifting or withdrawal thereof;

(b) The Company will prepare and file with the Commission, promptly upon the request of the Representatives, any amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus which, in the opinion of the Representatives, may be necessary or advisable in connection with the offering of the Securities;

(c) The Company will furnish to each of the Representatives and to counsel for the Underwriters such number of conformed copies of the Registration Statement, as originally filed and each amendment thereto (excluding exhibits other than this Agreement), any Preliminary Prospectus, the Final Term Sheet and any other Issuer Free Writing Prospectus, the Prospectus and all amendments and supplements to any of such documents (including any document filed under the Exchange Act and deemed to be incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus), in each case as soon as available and in such quantities as the Representatives may from time to time reasonably request;

(d) During the period in which the Prospectus relating to the Securities (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) is required to be delivered under the Securities Act, the Company will comply with all requirements imposed upon it by the Securities Act and by the Rules and Regulations, as from time to time in force, so far as is necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions of this Agreement and by the Prospectus. If during such period any event occurs as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus or file any document to comply with the Securities Act, the Company will promptly notify the Representatives and will, subject to Section 4(a) hereof, amend the Registration Statement, amend or supplement the Disclosure Package or the Prospectus, as the case may be, or file any document (in each case, at the expense of the Company) so as to correct such statement or omission or to effect such compliance, and will furnish without charge to each Underwriter as many written and electronic copies of any such amendment or supplement as the Representatives may from time to time reasonably request;

(e) As soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), the Company will make generally available to its security holders and the Underwriters an earnings statement satisfying the requirements of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations;

(f) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction; provided, further, that the Company shall not be obligated to pay any of the fees specified in Section 5(iii) below that are incurred after the date that is nine months after the date of the Prospectus;

(g) During the period beginning from the date hereof and continuing to and including 30 days after the date of the Prospectus, the Company will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, except as provided hereunder, directly or indirectly file with the Commission a registration statement under the Securities Act relating to any, securities of the Company that are substantially similar to the Securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing without the Representatives’ prior written consent;

(h) Until termination of the offering of the Securities, the Company will timely file all reports, documents and amendments to previously filed documents required to be filed by it pursuant to Section 12, 13(a), 13(c), 14 or 15(d) of the Exchange Act;

(i) The Company will apply the net proceeds from the sale of the Securities as set forth in the most recent Preliminary Prospectus and the Prospectus;

(j) The Company will pay the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1) of the Rules and Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Rules and Regulations;

(k) If required by Rule 430B(h) of the Rules and Regulations, the Company will prepare a prospectus in a form approved by the Representatives and file such prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than may be required by such Rule; and the Company will make no further amendment or supplement to such prospectus that will be disapproved by the Representatives promptly after reasonable notice thereof; and

(l) The Company will make an application for and use commercially reasonable efforts to ensure that the Depositary Shares are listed and admitted and authorized for trading, subject to official notice of issuance, on the Nasdaq Global Select Market (“NASDAQ”) within 30 days after the date of this Agreement and the Company, will use its commercially reasonable efforts to maintain such listing.

5. The Company covenants and agrees with the Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the issue of the Securities and all other expenses in connection with the preparation, printing, registration, filing and distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus and any amendments or supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing this Agreement, the Securities, any Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys in any amount not to exceed $5,000; (iv) any fees charged by securities rating services for rating the Securities and the listing of the Depositary Shares on NASDAQ; (v) the cost of preparing the certificates for the Securities; (vi) the cost and charges of any transfer agent or registrar and the fees and disbursements of counsel for each such transfer agent or registrar in connection with the Securities; (vii) any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Securities (including related fees and expenses of counsel to the Underwriters) in any amount not to exceed $10,000; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

6. (a) The Company represents and warrants to, and agrees with, each Underwriter that (i) the Company has not made, and will not, make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior consent of the Representatives (which consent being deemed to have been given with respect to (A) the Final Term Sheet prepared and filed pursuant to Section 4(a) hereof and (B) any other Issuer Free Writing Prospectus identified on Schedule II hereto); (ii) each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to Rule 433 of the Rules and Regulations; (iii) each Issuer Free Writing Prospectus will not, as of its issue date and through the time the Securities are delivered pursuant to Section 3 hereof, include any information that conflicts with the information contained in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus; and (iv) each Issuer Free Writing Prospectus, when considered together with the information contained in the most recent Preliminary Prospectus, did not, as of the Applicable Time, does not, as of the date hereof, and will not, as of the Time of Delivery, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) Each Underwriter represents and warrants to, and agrees with, the Company and each other Underwriter that it has not made, and will not make any offer relating to the Securities that would constitute a “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) required to be filed with the Commission, without the prior consent of the Company and the Representatives (which consent being deemed to have been given with respect to information in the Final Term Sheet prepared and filed pursuant to Section 4(a) hereof).

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission.

7. The obligation of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Applicable Time, the date hereof and the Time of Delivery, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by each of the Company of its obligations hereunder and to the following additional conditions:

(a) The Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof; all filings (including, without limitation, the Final Term Sheet) required by Rule 424(b) or Rule 433 of the Rules and Regulations shall have been made within the time periods prescribed by such Rules, and no such filings will have been made without the consent of the Representatives; no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto, preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or suspending the qualification of the Securities for offering or sale in any jurisdiction shall have been issued; no proceedings for the issuance of any such order shall have been initiated or threatened pursuant to Section 8A of the Securities Act; no notice of objection of the Commission to use the Registration Statement or any post-effective amendment thereto shall have been received by the Company; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been disclosed to the Representatives and complied with to the Representatives’ satisfaction.

(b) No Underwriter shall have been advised by the Company, or shall have discovered and disclosed to the Company, that the Registration Statement, the most recent Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of the Representatives or of counsel to the Underwriters, is material, or omits to state any fact which, in the opinion of the Representatives or of counsel to the Underwriters, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c) Sidley Austin LLP, counsel for the Company shall have furnished to the Representatives at the Time of Delivery, in form and substance satisfactory to the Representatives, their written opinion (including certain negative assurances), to the effect set forth in Exhibit A hereto, addressed to the Underwriters dated as of Time of Delivery. Such opinion of Sidley Austin LLP shall be limited to New York and Federal law.

(d) Fox Rothschild LLP, Washington counsel for the Company shall have furnished to the Representatives at the Time of Delivery, in form and substance satisfactory to the Representatives, their written opinion, to the effect set forth in Exhibit B hereto addressed to the Underwriters dated as of the Time of Delivery. Such opinion of Fox Rothschild LLP shall be limited to Washington law.

(e) The Representatives shall have received at the Time of Delivery an opinion and disclosure letter of Sullivan & Cromwell LLP, counsel for the Underwriters, addressed to the Underwriters and dated as of the Time of Delivery, with respect to such matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purposes of enabling them to pass upon such matters. Such opinion of Sullivan & Cromwell LLP shall be limited to New York and Federal law.

(f) On the date hereof and at the Time of Delivery, the Representatives shall have received a letter from Deloitte & Touche LLP, independent public accountants, addressed to the Underwriters and dated the date hereof and the Time of Delivery, respectively, in form and substance satisfactory to the Representatives.

(g) Prior to the Time of Delivery, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(h) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the most recent Preliminary Prospectus, and (ii) since the respective dates as of which information is given in the most recent Preliminary Prospectus there shall not have been any change in the capital stock or long-term debt (other than issuances of capital stock in the ordinary course of business pursuant to the Company’s employee benefits plans) of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the most recent Preliminary Prospectus, the effect of which, in any such case described in Clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

(i) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company’s or the Bank’s debt or preferred securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 3(a)(62) under the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s or the Bank’s debt or preferred securities;

(j) On or after the date hereof, there shall not have occurred any of the following: (i) trading in securities generally on NASDAQ, the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on NASDAQ or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a suspension or material limitation in trading in the Company’s securities that are listed on NASDAQ, (iii) a banking moratorium shall have been declared by Federal or New York State or Washington authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States, (iv) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, there shall have been a declaration of a national emergency or war by the United States, there shall have occurred any other substantial, national or international calamity or crisis, or there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities, or the effect of international conditions on the financial markets in the United States shall be such, as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

(k) The Company shall have furnished to the Representatives a certificate of the Company signed by the Chairman of the Board, the President or an Executive Vice President of the Company and by the principal accounting or financial officer of the Company, dated as of the Time of Delivery, as to (i) the accuracy of the representations and warranties of the Company herein at and as of the Time of Delivery, (ii) the performance by the Company of all of its obligations hereunder to be performed at or prior to the Time of Delivery, (iii) no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for any such purpose have been initiated or, to the knowledge of such officers, threatened; and the Commission has not notified the Company of any objection to the use of the form of Registration Statement or any post-effective amendment thereto; (iv) all filings required by Rule 424(b) or Rule 433 of the Rules and Regulations have been made within the time periods prescribed by such Rules; (v) the signers of such certificate have carefully examined the Registration Statement, the most recent Preliminary Prospectus, the Disclosure Package and the Prospectus, and any amendments or supplements thereto (including any documents incorporated or deemed to be incorporated by reference into the most recent Preliminary Prospectus and the Prospectus), and, in their opinion, the Registration Statement as of the Effective Date, the Disclosure Package, as of the Applicable Time, and the Prospectus, as of its date, did not and, on the Time of Delivery, do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (vi) since the initial Effective Date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement, the most recent Preliminary Prospectus or the Prospectus which has not been so set forth and there has been no document required to be filed under the Securities Act and the Rules and Regulations or the Exchange Act and the rules and regulations thereunder that upon such filing would be deemed to be incorporated by reference into the Registration Statement, the most recent Preliminary Prospectus or the Prospectus that has not been so filed; and (vii) as to such other matters as the Representatives may reasonably request; and

(l) The Certificate of Designation shall have been duly filed with the Secretary of State of Washington and with all other offices where such filing is required to be made on or prior to the Time of Delivery.

8. (a) The Company shall indemnify and hold harmless each Underwriter, their respective officers and employees, each person, if any, who controls any Underwriter , and each broker-dealer affiliate (within the meaning of the Securities Act) of any Underwriter that is involved in the offer and sale of the Securities, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Securities), to which such Underwriter, officer, employee, controlling person or broker-dealer affiliate may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, the Disclosure Package, the Registration Statement or Prospectus as amended or supplemented, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, or (ii) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Prospectus, the Disclosure Package, the Registration Statement or Prospectus as amended or supplemented, any Issuer Free Writing Prospectus or any such “issuer information”, a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such officer, employee, controlling person or broker-dealer affiliate promptly upon demand for any legal or other expenses reasonably incurred by such Underwriter, officer, employee, controlling person or broker-dealer affiliate in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information concerning the Underwriter furnished to the Company by the Representatives on behalf of such Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 8(e) hereof. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any officer, employee, controlling person or broker-dealer affiliate of any Underwriter.

(b) Each Underwriter severally, but not jointly, shall indemnify and hold harmless the Company and its officers and employees, each of its directors and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, the Disclosure Package, the Registration Statement or Prospectus as amended or supplemented, or any Issuer Free Writing Prospectus, or (ii) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Prospectus, the Disclosure Package, the Registration Statement or Prospectus as amended or supplemented, or any Issuer Free Writing Prospectus, a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company by the Representatives on behalf of such Underwriter specifically for inclusion therein (which information consists solely of the information specified in Section 8(e) hereof), and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any contribution obligations which it may have to an indemnified party pursuant to this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Underwriters shall have the right to employ counsel to represent jointly the Underwriters and their officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Section 8 if, in the reasonable judgment of the Underwriters, it is advisable for the Underwriters and those officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel as contemplated by this paragraph, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (x) such settlement is entered into more than 30 days after receipt by the indemnifying party of such request, (y) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into, and (z) the indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

(d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Securities purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Securities under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by the Underwriter in connection with the Securities underwritten by it and distributed to investors exceeds the amount of any damages that such Underwriter has paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The Underwriters severally confirm and the Company acknowledges that the list of Underwriters and their respective participation in the sale of the Securities, and the first and second sentences of the fourth paragraph, the fifth sentence of the eighth paragraph and the tenth paragraph under the heading “Underwriting” constitute the only written information concerning the Underwriters furnished to the Company by the Representatives on behalf of the Underwriters.

9. (a) If any Underwriter defaults in its obligation to purchase the number of the Depositary Shares which it has agreed to purchase under this Agreement, the non-defaulting Underwriters will be obligated to purchase (in the respective proportions which the number of the Depositary Shares set forth opposite the name of each non-defaulting Underwriter in Schedule I hereto bears to the total number of the Depositary Shares less the number of the Depositary Shares the defaulting Underwriter agreed to purchase set forth in Schedule I hereto) the number of the Depositary Shares which the defaulting Underwriter agreed but failed to purchase; except that the non-defaulting Underwriters will not be obligated to purchase any of the Depositary Shares if the total number of the Depositary Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase exceed 9.09% of the total number of the Depositary Shares, and any non-defaulting Underwriters will not be obligated to purchase more than 110% of the number of the Depositary Shares set forth opposite its name in Schedule I hereto. If the foregoing maximums are exceeded, the non-defaulting Underwriters, and any other underwriters satisfactory to the Representatives who so agree, will have the right, but will not be obligated, to purchase (in such proportions as may be agreed upon among them) all of the Depositary Shares. If the non-defaulting Underwriters or the other underwriters satisfactory to the Underwriters do not elect to purchase the Depositary Shares that the defaulting Underwriter or Underwriters agreed but failed to purchase within 36 hours after such default, then the Company shall be entitled to a further period of 36 hours within which to procure another party or parties satisfactory to the non-defaulting Underwriters to purchase the Depositary Shares on the terms contained herein. If, after giving effect to any arrangements for the purchase of the Depositary Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company, the aggregate principal amount of Depositary Shares which remains unpurchased exceeds 9.09% of the total number of the Depositary Shares, or if the Company shall not exercise the right described above to require non-defaulting Underwriters to purchase Depositary Shares of a defaulting Underwriter or Underwriters, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 5 hereof and the indemnity and contribution agreements of the Company and the Underwriters contained in Section 8 of this Agreement. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter pursuant to this Section 9.

(b) If the non-defaulting Underwriters or the other underwriters satisfactory to the Representatives are obligated or agree to purchase the Depositary Shares of a defaulting Underwriter, the Representatives may postpone the Time of Delivery for up to seven full Business Days in order that the Company may effect any changes that may be necessary in the Registration Statement or the Prospectus or in any other document or agreement, and the Company agrees to file promptly any amendments or any supplements to the Registration Statement or the Prospectus which, in the opinion of the Representatives, may thereby be made necessary.

(c) Nothing contained herein will relieve a defaulting Underwriter of any liability it may have for damages caused by its default.

10. The obligations of the Underwriters hereunder may be terminated by the Representatives on behalf of the Underwriters by notice given to and received by the Company prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Sections 7(h), 7(i) or 7(j) shall have occurred or if the Underwriters shall decline to purchase the Securities for any reason permitted by this Agreement.

11. If (a) the Company shall fail to tender the Depositary Shares for delivery to the Underwriters for any reason or (b) the Underwriters shall decline to purchase the Depositary Shares for any reason permitted by this Agreement, the Company shall reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Depositary Shares, and upon demand the Company shall pay the full amount thereof to the Representatives. The Company shall not be obligated to reimburse the Underwriters for such expenses if the Underwriters terminate this Agreement solely under Section 9.

12. All statements, requests, notices and agreements hereunder shall be in writing, and if to the several Underwriters shall be delivered or sent by mail, telex or facsimile transmission to Morgan Stanley & Co. LLC, 1585 Broadway, 29th Floor, New York, New York 10036, Phone: (212) 761-6691, Fax: (212) 507-8999, Attention: Investment Banking Division, with a copy to the Legal Department; BofA Securities, Inc., 1540 Broadway, NY8-540-26-02, New York, New York 10036, Fax: (646) 855-5958, Attn: High Grade Transaction Management/Legal; UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, Attention: Fixed Income Syndicate, Fax: (203) 719-0495; and Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Attention: Transaction Management, email: tmgcapitalmarkets@wellsfargo.com; and if to the Company shall be delivered or sent by mail or facsimile transmission to Washington Federal, Inc., 425 Pike Street, Seattle Washington 98101, Attention: Chief Financial Officer, with a copy to the Legal Department. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

13. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering of the Securities that differ from the views of their respective investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

14. The Company acknowledges and agrees that in connection with the offering and the sale of the Securities or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the

Underwriters, on the other hand, exists; (ii) the Underwriters are not acting as advisors, experts or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Securities, and such relationship between the Company, on the one hand, and the Underwriters, on the other hand, is entirely and solely a commercial relationship, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company; and (v) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

15. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (1) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the officers and employees of the Underwriters and the person or persons, if any, who control the Underwriters within the meaning of Section 15 of the Securities Act and broker-dealer affiliates (within the meaning of the Securities Act) of the Underwriters to the extent they are involved in the offer and sale of the Securities and (2) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors, officers and employees of the Company and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Depositary Shares and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

17. Time shall be of the essence of this Agreement.

18. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

19. THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK.

20. The Company agrees that any suit or proceeding arising in respect of this Agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

21. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

22. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

23. (a) In the event that an Underwriter is a Covered Entity that becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

24. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

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If the foregoing is in accordance with your understanding, please sign and return this letter to us, and upon the acceptance hereof by you this letter and such acceptance hereof shall constitute a binding agreement among the Underwriters and the Company.

Very truly yours,

WASHINGTON FEDERAL, INC.

By:	/s/ Vincent L. Beatty
	Name:	Vincent L. Beatty
	Title:	Executive Vice President and Chief Financial Officer

Confirmed and accepted as of the date first above mentioned

MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
Name: Yurij Slyz
Title: Executive Director

BOFA SECURITIES, INC.

By:	/s/ Kalan McGinley
Name: Kalan McGinley
Title: Managing Director

UBS Securities LLC

By:	/s/ Sam Reinhart
Name: Sam Reinhart
Title: Managing Director

By:	/s/ James Anderson
Name: James Anderson
Title: Executive Director

Wells Fargo Securities, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Director

As Representatives and on behalf of the several Underwriters named in Schedule I hereto

SCHEDULE I

Underwriter	Number of Depositary Shares to be Purchased
Morgan Stanley & Co. LLC	2,400,000
BofA Securities, Inc.	2,400,000
UBS Securities LLC	2,400,000
Wells Fargo Securities, LLC	2,400,000
Goldman Sachs & Co. LLC	1,800,000
Keefe, Bruyette & Woods, Inc.	600,000
Total	12,000,000

SCHEDULE II

ISSUER FREE WRITING PROSPECTUSES

Final Term Sheet, dated February 1, 2021, relating to the Securities, as filed pursuant to Rule 433 under the Securities Act and attached as Schedule III hereto.

SCHEDULE III

FINAL TERM SHEET

[See attached]

Issuer Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-252519

WASHINGTON FEDERAL, INC.

12,000,000 Depositary Shares Each Representing a 1/40th Interest

in a Share of 4.875% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A

(liquidation preference $1,000 per share (equivalent to $25 per Depositary Share))

Pricing Term Sheet

This term sheet supplements the information set forth under “Description of the Series A Preferred Stock” and “Description of Depositary Shares” in the preliminary prospectus supplement, dated February 1, 2021, to the prospectus dated January 28, 2021.

Issuer:	Washington Federal, Inc.

Securities Offered:	Depositary shares (the “Depositary Shares”), each representing a 1/40th interest in a share of 4.875% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A (the “Preferred Stock”)

Number of Depositary Shares:	12,000,000 Depositary Shares

No Option to Purchase Additional Depositary Shares:	The underwriters will not have an option to purchase additional Depositary Shares.

Aggregate Liquidation Preference:	$300,000,000

Dividend Rate (Non-Cumulative):	4.875% per annum, only when, as, and if declared

Dividend Payment Dates:	When, as, and if declared by the Issuer’s Board of Directors or a duly authorized committee thereof, quarterly in arears on January 15, April 15, July 15 and October 15, commencing April 15, 2021.

Day Count:	30/360

Maturity Date:	Perpetual

Optional Redemption:

The Issuer may redeem the Preferred Stock at its option (i) in whole or in part, from time to time, on any dividend payment date on or after April 15, 2026, or (ii) in whole but not in part, at any time within 90 days following a regulatory capital treatment event, as defined in the preliminary prospectus supplement, in either case, at a redemption price equal to $1,000 per share of Preferred Stock (equivalent to $25 per Depositary Share), plus any declared and unpaid dividends for prior dividend periods and accrued but unpaid dividends (whether or not declared) for the then current dividend period prior to but excluding the redemption date.

In the event of a redemption of the Preferred Stock, the Depositary, as defined in the preliminary prospectus supplement, is expected to redeem a proportionate number of Depositary Shares.

The holders of the Depositary Shares will not have the right to require redemption.

Any redemption of the Preferred Stock is subject to the Issuer’s receipt of any required prior approval by the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and to the satisfaction of any conditions set forth in the capital adequacy regulations and policies of the Federal Reserve applicable to redemption of the Preferred Stock.

Listing:	The Issuer intends to apply to list the Depositary Shares on the Nasdaq Global Select Market (“NASDAQ”) under the symbol “WAFDP”. If the application is approved, trading of the Depositary Shares on NASDAQ is expected to commence within the 30-day period following the original issue date of the Depositary Shares.

Trade Date:	February 1, 2021

Settlement Date*	February 8, 2021 (T+5)

Public Offer Price:	$25 per Depositary Share

Underwriting Discounts and Commissions:	$0.7875 per Depositary Share for Depositary Shares sold to retail investors and $0.3125 per Depositary Share for Depositary Shares sold to institutional investors.

Net Proceeds to Issuer (before offering expenses):	$294,293,000

CUSIP/ISIN for the Depositary Shares:	938824 307 / US9388243076

Joint Book-Running Managers:	Morgan Stanley & Co. LLC BofA Securities, Inc. UBS Securities LLC Wells Fargo Securities, LLC

Joint Lead Manager	Goldman Sachs & Co. LLC

Co-Manager:	Keefe, Bruyette & Woods, Inc.

*

The Issuer expects that delivery of the Depositary Shares will be made against payment therefor on or about February 8, 2021, which is the fifth business day following the date hereof (such settlement cycle being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Depositary Shares before their delivery hereunder will be required, by virtue of the fact that the Depositary Shares initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Depositary Shares who wish to trade the Depositary Shares prior to their date of delivery hereunder should consult their own advisors.

The Preferred Stock and Depositary Shares are not savings accounts, deposits or other obligations of, nor are they guaranteed by, a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other government agency or instrumentality.

The issuer has filed a registration statement (including a prospectus and preliminary prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read each of these documents and the other documents the issuer has filed with the SEC and incorporated by reference in such documents for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting Morgan Stanley & Co. LLC toll free at 1-866-718-1649, BofA Securities, Inc. toll free at 1-800-294-1322, UBS Securities LLC toll free at 1-888-827-7275, or Wells Fargo Securities, LLC toll free at 1-800-645-3751.

EXHIBIT A

Form of Opinion Paragraphs of Sidley Austin LLP

EXHIBIT B

Form of Opinion Paragraphs of Fox Rothschild LLP